Forum Energy Technologies Announces
Fourth Quarter and Full Year 2019 Results

Fourth Quarter Highlights

•	Revenue of $200 million

•	Net loss of $12 million and diluted EPS of $(0.11)

•	Adjusted EBITDA of $11 million

•	Cash flow from operations of $28 million and free cash flow after capital expenditures of $26 million

•	Net debt reduced by $29 million
HOUSTON, TEXAS, February 12, 2020 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2019 revenue of $200 million, a decrease of $40 million from the third quarter 2019. Net loss for the quarter was $12 million, or $0.11 per diluted share, compared to a net loss of $533 million, or $4.83 per diluted share, for the third quarter 2019. Excluding $3 million, or $0.02 per share of special items, adjusted net loss was $0.09 per diluted share in the fourth quarter 2019 compared to adjusted net income of $0.02 per diluted share in the third quarter 2019. Forum generated $11 million of adjusted EBITDA in the quarter.
Special items in the fourth quarter 2019, on a pre-tax basis, included a gain on disposition of business of $2 million, other charges primarily for discontinued products of $4 million, and an $8 million foreign exchange loss. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Forum’s total revenue for the full year 2019 was $957 million, a decrease of $108 million, or 10%, from 2018. Net loss was $567 million, or $5.15 per diluted share. Excluding $4.96 per share of special items, adjusted net loss was $0.19 per diluted share for the full year 2019 compared to adjusted net income of $0.02 in 2018. Adjusted EBITDA for full year 2019 was $73 million, a decrease of $24 million, or 25% from 2018.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “Despite the exceptionally low level of customer spending in the fourth quarter, we continued to successfully execute our strategy of achieving strong free cash flow, reducing net debt and inventory levels, and emphasizing our winning products. Free cash flow was $26 million in the fourth quarter, our fifth successive quarter of strong cash results. We reduced our net inventory position by $29 million in the quarter, as reduction of excess inventory continues to be a meaningful source of cash for the company. Our revenue was down 17% from the third quarter due to our customers’ reduced capital and operating spending resulting from budget exhaustion and preservation of cash. However, we did see an inflection in our bookings in the fourth quarter driven by new orders for international projects, and our book-to-bill ratio for the quarter was above one for the first time in several quarters. Our adjusted EBITDA of $11 million was in line with our expectations despite the lower revenue as we managed our costs.
"In 2019, Forum generated $73 million of adjusted EBITDA and $90 million of free cash flow, representing a greater than 75% free cash yield on our current equity market capitalization, and a greater than 120% conversion rate of EBITDA to cash. Over the year, we reduced net debt by $130 million through a combination of strong free cash flow and divestitures of non-core assets. We ended the year with net debt of $342 million, $58 million of cash on the balance sheet, and an undrawn revolver. We expect to continue to generate significant free cash flow throughout 2020.
“Oilfield activity is off to a slow start in 2020 due to low oil and natural gas prices and constrained spending budgets. There is also uncertainty about the demand for oil due to concerns about the coronavirus and its potential impact on the Chinese and global economy. Subject to these uncertainties, we expect activity to increase over the course of the year. Therefore, we expect our EBITDA for 2020 to be within a range of $60 million to $70 million and our free cash flow conversion to remain very high. Generating free cash flow and managing for cost efficiency remain our top priorities along with growing market share through our portfolio of winning products."
Fourth Quarter Segment Results
Drilling & Downhole segment revenue was $78 million, a decrease of $10 million, or 11%, from the third quarter 2019, primarily due to customers deferring receipt of equipment into the first quarter, as well as lower sales of drilling and well construction consumable products in the U.S. Orders in the fourth quarter were $74 million, an 8% decrease from the third quarter. Segment adjusted EBITDA decreased by $3 million, or 22%, from the third quarter. Approximately half of the decrease was related to the third quarter divestiture of our equity interest in Ashtead Technology. Drilling & Downhole operations focus primarily on manufactured equipment and consumable products for global drilling, well construction, artificial lift and subsea construction and services markets.
Completions segment revenue was $58 million, a decrease of $12 million, or 17% sequentially, due to the severe slowdown in the U.S. onshore completions market. Orders in the fourth quarter were $58 million, a decrease of $6 million, or 10% from the third quarter. Segment adjusted EBITDA was $5 million, a $6 million sequential decrease, resulting from decreased operating leverage from lower volumes, and lower cost recovery compared to the third quarter. The Completions segment designs and manufactures products for the coiled tubing, stimulation and intervention markets.
Production segment revenue was $65 million, a decrease of $16 million, or 20%, from the third quarter. This was primarily due to lower sales of valves as distributors continued to reduce their inventories and, to a lesser extent, lower deliveries of surface production equipment as exploration and production budgets were exhausted. Orders in the fourth quarter were $70 million, a 26% increase sequentially, due to receipt of two large international orders for desalination equipment and significant orders for well-site production equipment for deliveries throughout 2020. This was partially offset by lower orders for valves. Segment adjusted EBITDA decreased by $3 million, sequentially, due to the lower volumes and unfavorable sales mix. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.

Conference Call Information
Forum's conference call is scheduled for Thursday, February 13, 2020 at 9:00 AM CDT. During the call, the Company intends to discuss fourth quarter and full year 2019 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 1389395. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 1389395.
Forum Energy Technologies is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Bill Austin
Vice President, Corporate Development and Investor Relations
281.949.2261
bill.austin@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2019	2018	2019
Revenue	$199.8	$272.9	$239.3
Cost of sales	150.9	231.0	176.7
Gross profit	48.9	41.9	62.6
Operating expenses
Selling, general and administrative expenses	56.4	71.6	63.5
Transaction expenses	0.2	1.3	0.3
Impairments of goodwill, intangibles, property and equipment	—	349.0	532.3
Loss (gain) on disposal of assets and other	0.1	1.1	(0.1)
Total operating expenses	56.7	423.0	596.0
Earnings from equity investment	—	0.1	—
Operating loss	(7.8)	(381.0)	(533.4)
Other expense (income)
Interest expense	7.4	8.7	7.8
Gain realized on previously held equity investment	—	—	(1.6)
Gain on disposition of business	(2.3)	—	—
Foreign exchange losses (gains) and other, net	8.1	(2.6)	(3.2)
Total other expense	13.2	6.1	3.0
Loss before income taxes	(21.0)	(387.1)	(536.4)
Income tax expense (benefit)	(8.6)	(3.4)	(3.4)
Net income (loss) (1)	$(12.4)	$(383.7)	$(533.0)

Weighted average shares outstanding
Basic	110.5	109.1	110.3
Diluted	110.5	109.1	110.3

Loss per share
Basic	$(0.11)	$(3.52)	$(4.83)
Diluted	$(0.11)	$(3.52)	$(4.83)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Twelve months ended
	December 31,
(in millions, except per share information)	2019	2018
Revenue	$956.5	$1,064.2
Cost of sales	711.6	807.8
Gross profit	244.9	256.4
Operating expenses
Selling, general and administrative expenses	251.7	287.0
Transaction expenses	1.2	3.4
Impairments of goodwill, intangibles, property and equipment	532.3	363.5
Contingent consideration benefit	(4.6)	—
Loss (gain) on disposal of assets and other	0.1	(0.4)
Total operating expenses	780.7	653.5
Earnings (loss) from equity investment	(0.3)	0.1
Operating loss	(536.1)	(397.0)
Other expense (income)
Interest expense	31.6	32.5
Foreign exchange losses (gains) and other, net	5.1	(6.2)
Gain realized on previously held equity investment	(1.6)	—
Gain on contribution of subsea rentals business	—	(33.5)
Gain on disposition of business	(2.3)	—
Total other (income) expense, net	32.8	(7.2)
Loss before income taxes	(568.9)	(389.8)
Income tax expense (benefit)	(1.8)	(15.7)
Net loss (1)	$(567.1)	$(374.1)

Weighted average shares outstanding
Basic	110.1	108.8
Diluted	110.1	108.8

Loss per share
Basic	$(5.15)	$(3.44)
Diluted	$(5.15)	$(3.44)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$57.9	$47.2
Accounts receivable—trade, net	154.2	206.1
Inventories, net	414.6	479.0
Other current assets	39.2	33.7
Total current assets	665.9	766.0
Property and equipment, net of accumulated depreciation	154.8	177.4
Operating lease assets	48.7	—
Goodwill and other intangibles, net	272.3	828.7
Investment in unconsolidated subsidiary	—	45.0
Other long-term assets	18.3	12.6
Total assets	$1,160.0	$1,829.7
Liabilities and equity
Current liabilities
Current portion of long-term debt	$0.7	$1.2
Other current liabilities	196.2	235.7
Total current liabilities	196.9	236.9
Long-term debt, net of current portion	398.9	517.5
Other long-term liabilities	78.2	45.1
Total liabilities	674.0	799.5
Total equity	486.0	1,030.2
Total liabilities and equity	$1,160.0	$1,829.7

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Twelve months ended
	December 31,
(in millions of dollars)	2019	2018
Cash flows from operating activities
Net loss	$(567.1)	$(374.1)
Impairments of goodwill, intangible assets, property and equipment	532.3	363.5
Depreciation and amortization	63.3	74.6
Gain on contribution of subsea rentals business	—	(33.5)
Other noncash items and changes in working capital	75.6	(28.1)
Net cash provided by operating activities	104.1	2.4

Cash flows from investing activities
Capital expenditures for property and equipment	(15.1)	(24.0)
Proceeds from sale of equity investment, business, property and equipment	43.2	9.3
Acquisition of businesses, net of cash acquired	—	(60.7)
Net cash provided by (used in) investing activities	28.1	(75.4)

Cash flows from financing activities
Borrowings (repayments) of debt, net	(121.1)	9.1
Repurchases of stock	(1.1)	(2.8)
Proceeds from stock issuance	—	0.2
Net cash provided by (used in) investing activities	(122.2)	6.5

Effect of exchange rate changes on cash	0.7	(1.5)
Net increase (decrease) in cash, cash equivalents and restricted cash	$10.7	$(68.0)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2019	December 31, 2018	September 30, 2019
Revenue
Drilling & Downhole	$78.2	$88.6	$88.3	$78.2	$88.6	$88.3
Completions	58.3	94.0	70.6	58.3	94.0	70.6
Production	64.7	91.1	81.0	64.7	91.1	81.0
Eliminations	(1.4)	(0.8)	(0.6)	(1.4)	(0.8)	(0.6)
Total revenue	$199.8	$272.9	$239.3	$199.8	$272.9	$239.3

Operating income (loss)
Drilling & Downhole (1)	$4.2	$(10.9)	$4.3	$4.0	$(2.2)	$6.4
Operating margin %	5.4%	(12.3)%	4.9%	5.1%	(2.5)%	7.2%
Completions	(3.0)	(2.8)	(0.1)	(2.1)	7.0	2.5
Operating margin %	(5.1)%	(3.0)%	(0.1)%	(3.6)%	7.4%	3.5%
Production	(2.4)	(7.1)	2.3	0.2	3.3	3.5
Operating margin %	(3.7)%	(7.8)%	2.8%	0.3%	3.6%	4.3%
Corporate	(6.3)	(8.8)	(7.4)	(5.9)	(5.7)	(6.5)
Total segment operating income (loss)	(7.5)	(29.6)	(0.9)	(3.8)	2.4	5.9
Other items not in segment operating income (loss) (2)	(0.3)	(351.4)	(532.5)	(0.2)	(0.3)	0.1
Total operating income (loss)	$(7.8)	$(381.0)	$(533.4)	$(4.0)	$2.1	$6.0
Operating margin %	(3.9)%	(139.6)%	(222.9)%	(2.0)%	0.8%	2.5%

EBITDA (3)
Drilling & Downhole	$1.1	$(350.0)	$(181.5)	$9.2	$5.4	$11.8
EBITDA Margin %	1.4%	(395.0)%	(205.5)%	11.8%	6.1%	13.4%
Completions	4.0	5.4	(303.5)	4.9	15.7	10.7
EBITDA Margin %	6.9%	5.7%	(429.9)%	8.4%	16.7%	15.2%
Production	1.8	(6.1)	(19.5)	2.5	5.4	5.8
EBITDA Margin %	2.8%	(6.7)%	(24.1)%	3.9%	5.9%	7.2%
Corporate	(5.7)	(9.1)	(8.3)	(5.9)	(5.6)	(6.4)
Total EBITDA	$1.2	$(359.8)	$(512.8)	$10.7	$20.9	$21.9
EBITDA Margin %	0.6%	(131.8)%	(214.3)%	5.4%	7.7%	9.2%

(1) Includes earnings (loss) from equity investment for the three months ended December 31, 2018 and September 30, 2019.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and impairments of goodwill, intangibles, and property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Twelve months ended		Twelve months ended
(in millions of dollars)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue
Drilling & Downhole	$334.8	$334.0	$334.8	$334.0
Completions	305.1	373.1	305.1	373.1
Production	321.0	361.4	321.0	361.4
Eliminations	(4.4)	(4.3)	(4.4)	(4.3)
Total revenue	$956.5	$1,064.2	$956.5	$1,064.2

Operating income (loss)
Drilling & Downhole (1)	$7.3	$(33.3)	$12.8	$(13.8)
Operating margin %	2.2%	(10.0)%	3.8%	(4.1)%
Completions	6.6	31.9	10.8	45.7
Operating margin %	2.2%	8.5%	3.5%	12.2%
Production	7.8	6.0	11.9	16.8
Operating margin %	2.4%	1.7%	3.7%	4.6%
Corporate	(28.9)	(35.1)	(26.5)	(29.6)
Total segment operating income (loss)	(7.2)	(30.5)	9.0	19.1
Other items not in segment operating income (loss) (2)	(528.9)	(366.5)	0.2	2.0
Total operating income (loss)	$(536.1)	$(397.0)	$9.2	$21.1
Operating margin %	(56.0)%	(37.3)%	1.0%	2.0%

EBITDA (3)
Drilling & Downhole	$(170.4)	$(325.1)	$34.6	$19.5
EBITDA Margin %	(50.9)%	(97.3)%	10.3%	5.8%
Completions	(272.6)	65.4	43.7	79.6
EBITDA Margin %	(89.3)%	17.5%	14.3%	21.3%
Production	(6.1)	14.0	20.4	26.6
EBITDA Margin %	(1.9)%	3.9%	6.4%	7.4%
Corporate	(24.9)	(37.0)	(26.0)	(29.3)
Total EBITDA	$(474.0)	$(282.7)	$72.7	$96.4
EBITDA Margin %	(49.6)%	(26.6)%	7.6%	9.1%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain (loss) on disposal of assets, contingent consideration benefit, and impairments of goodwill, intangibles, property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Inbound Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2019	December 31, 2018	September 30, 2019
Orders
Drilling & Downhole	$73.8	$89.0	$80.0
Completions	58.3	106.2	64.5
Production	69.7	75.6	55.2
Total orders	$201.8	$270.8	$199.7

Revenue
Drilling & Downhole	$78.2	$88.6	$88.3
Completions	58.3	94.0	70.6
Production	64.7	91.1	81.0
Eliminations	(1.4)	(0.8)	(0.6)
Total revenue	$199.8	$272.9	$239.3

Book to bill ratio (1)
Drilling & Downhole	0.94	1.00	0.91
Completions	1.00	1.13	0.91
Production	1.08	0.83	0.68
Total book to bill ratio	1.01	0.99	0.83

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2019			December 31, 2018			September 30, 2019
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$(7.8)	$1.2	$(12.4)	$(381.0)	$(359.8)	$(383.7)	$(533.4)	$(512.8)	$(533.0)
% of revenue	(3.9)%	0.6%		(139.6)%	(131.8)%		(222.9)%	(214.3)%
Restructuring charges and other	0.7	0.7	0.7	6.2	6.2	6.2	2.9	2.9	2.9
Transaction expenses	0.2	0.2	0.2	1.3	1.3	1.3	0.3	0.3	0.3
Inventory and other working capital adjustments	2.9	2.9	2.9	26.1	26.1	26.1	2.6	2.6	2.6
Impairments of goodwill, intangibles, property and equipment	—	—	—	349.0	349.0	349.0	532.3	532.3	532.3
Amortization of basis difference for equity method investment (2)	—	—	—	0.5	0.5	0.5	0.3	0.3	0.3
Disposal related equity-based compensation recorded by equity investment subsidiary	—	—	—	—	—	—	1.0	1.0	1.0
Gain realized on previously held equity investment	—	—	—	—	—	—	—	(1.6)	(1.6)
Gain on disposition of business	—	(2.3)	(2.3)	—	—	—	—	—	—
Loss (gain) on foreign exchange, net (3)	—	8.0	8.0	—	(2.4)	(2.4)	—	(3.1)	(3.1)
Income tax expense (benefit) of adjustments	—	—	(0.4)	—	—	(38.6)	—	—	0.3
Impact of U.S. tax reform	—	—	—			—	—	—	—
Valuation allowance on deferred tax assets	—	—	(6.5)	—	—	50.0	—	—	—
As adjusted(1)	$(4.0)	$10.7	$(9.8)	$2.1	$20.9	$8.4	$6.0	$21.9	$2.0
% of revenue	(2.0)%	5.4%		0.8%	7.7%		2.5%	9.2%

Diluted shares outstanding as reported			110.5			109.1			110.3
Diluted shares outstanding as adjusted			110.5			109.7			110.5

Diluted EPS - as reported			$(0.11)			$(3.52)			$(4.83)
Diluted EPS - as adjusted			$(0.09)			$0.08			$0.02

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss) and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items
	Twelve months ended
	December 31, 2019			December 31, 2018
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(536.1)	$(474.0)	$(567.1)	$(397.0)	$(282.7)	$(374.1)
% of revenue	(56.0)%	(49.6)%		(37.3)%	(26.6)%
Restructuring charges and other	8.8	8.8	8.8	17.8	17.8	18.1
Transaction expenses	1.2	1.2	1.2	3.4	3.4	3.4
Inventory and other working capital adjustments	5.4	5.4	5.4	31.5	31.5	31.5
Impairments of goodwill, intangibles, property and equipment	532.3	532.3	532.3	363.5	363.5	363.5
Contingent consideration benefit	(4.6)	(4.6)	(4.6)	—	—	—
Gain on contribution of subsea rentals business	—	—	—	—	(33.5)	(33.5)
Gain on disposition of business	—	(2.3)	(2.3)	—	—	—
Amortization of basis difference for equity method investment (2)	1.2	1.2	1.2	1.9	1.9	1.9
Disposal related equity-based compensation recorded by equity investment subsidiary	1.0	1.0	1.0	—	—	—
Gain realized on previously held equity investment	—	(1.6)	(1.6)	—	—	—
Loss (gain) on foreign exchange, net (3)	—	5.3	5.3	—	(5.5)	(5.5)
Income tax expense (benefit) of adjustments	—	—	(0.2)	—	—	(37.8)
Impact of U.S. tax reform	—	—	—	—	—	(15.6)
Valuation allowance on deferred tax assets	—	—	(0.6)	—	—	50.0
As adjusted(1)	$9.2	$72.7	$(21.2)	$21.1	$96.4	$1.9
% of revenue	1.0%	7.6%		2.0%	9.1%

Diluted shares outstanding as reported			$110.1			$108.8
Diluted shares outstanding as adjusted			$110.1			$110.5

Diluted EPS - as reported			$(5.15)			$(3.44)
Diluted EPS - as adjusted			$(0.19)			$0.02

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income (loss) and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a non-operating gain due to this basis difference which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	December 31, 2019	December 31, 2018	September 30, 2019
EBITDA reconciliation (1)
Net loss	$(12.4)	$(383.7)	$(533.0)
Interest expense	7.4	8.7	7.8
Depreciation and amortization	14.8	18.6	15.8
Income tax expense (benefit)	(8.6)	(3.4)	(3.4)
EBITDA	$1.2	$(359.8)	$(512.8)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 4 - Adjusting Items
	Twelve months ended
(in millions of dollars)	December 31, 2019	December 31, 2018
EBITDA reconciliation (1)
Net loss	$(567.1)	$(374.1)
Interest expense	31.6	32.5
Depreciation and amortization	63.3	74.6
Income tax expense (benefit)	(1.8)	(15.7)
EBITDA	$(474.0)	$(282.7)

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Twelve months ended
(in millions of dollars)	December 31, 2019	December 31, 2018
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$104.1	$2.4
Capital expenditures for property and equipment	(15.1)	(24.0)
Proceeds from sale of property and equipment	0.5	9.3
Free cash flow, before acquisitions	$89.5	$(12.3)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	December 31, 2019		December 31, 2018		September 30, 2019
Revenue:	$	%	$	%	$	%
Drilling Technologies	$35.1	17.5%	$45.7	16.8%	$43.2	18.1%
Downhole Technologies	27.9	14.0%	26.4	9.7%	29.0	12.1%
Subsea Technologies	15.2	7.6%	16.5	6.0%	16.1	6.7%
Drilling & Downhole	78.2	39.1%	88.6	32.5%	88.3	36.9%

Stimulation and Intervention	27.4	13.7%	62.3	22.8%	36.4	15.2%
Coiled Tubing	30.9	15.5%	31.7	11.6%	34.2	14.3%
Completions	58.3	29.2%	94.0	34.4%	70.6	29.5%

Production Equipment	23.9	12.0%	37.0	13.6%	29.1	12.2%
Valve Solutions	40.8	20.4%	54.1	19.8%	51.9	21.6%
Production	64.7	32.4%	91.1	33.4%	81.0	33.8%

Eliminations	(1.4)	(0.7)%	(0.8)	(0.3)%	(0.6)	(0.2)%
Total revenue	$199.8	100.0%	$272.9	100.0%	$239.3	100.0%